Exhibit 23

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in The Clorox Company Registration Statements No. 333-75455 on Form S-3, and Nos. 33-41131 (Post-Effective Amendments No. 1 and No. 2), 33-24582, 33-56565, 33-56563, 333-29375, 333-16969, 333-44675 and 333-90386 on Form S-8 of our report dated September 4, 2002 appearing in and incorporated by reference in this Annual Report on Form 10-K of The Clorox Company for the fiscal year ended June 30, 2002.

/s/ DELOITTE & TOUCHE LLP

Oakland, California

September 24, 2002